Exhibit p(i) under Form N-1A
                                             Exhibit 24 under Item 601/Reg. S-K

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED INSTITUTIONAL TRUST____________________________________________________ and the Assistant
General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                       TITLE                                  DATE

/S/ JOHN F. DONAHUE              Chairman and Trustee         September 10, 1999
John F. Donahue                  (Chief Executive Officer)

/S/ GLEN R. JOHNSON              President                September 10, 1999
-------------------
Glen R. Johnson

/S/ RICHARD J. THOMAS            Treasurer                   September 10, 1999
---------------------
Richard J. Thomas                (Principal Financial and
                                  Accounting Officer)

/S/ T.G. BIGLEY                  Trustee                     September 10, 1999

Thomas G. Bigley

/S/ N. P. CONTANTAKIS            Trustee                     September 10, 1999
---------------------
Nicholas P. Constantakis

/S/ JOHN T. CONROY               Trustee                     September 10, 1999
------------------
John T. Conroy

/S/ WILLIAM J. COPELAND          *Trustee                    September 10, 1999
-----------------------
William J. Copeland

                                 * Resigned April 2, 1999

SIGNATURES                       TITLE                         DATE

/S/ JAMES E. DOWD              **Trustee                     September 10, 1999
-----------------
James E. Dowd

/S/ LAWRENCE D. ELLIS M.D.       Trustee                     September 10, 1999
Lawrence D. Ellis, M.D.

/S/ EDWARD L. FLAHERTY         **Trustee                     September 10, 1999
Edward L. Flaherty, Jr.

/S/ PETER MADDEN                 Trustee                     September 10, 1999

Peter E. Madden

/S/ J. E. MURRAY                 Trustee                     September 10, 1999
John E. Murray, Jr.

/S/ WESLEY POSVAR              **Trustee                     September 10, 1999

Wesley W. Posvar

/S/ MARJORIE P. SMUTS            Trustee                     September 10, 1999
---------------------
Marjorie P. Smuts

                                 **Resigned January 2, 1999

Sworn to and subscribed before me this __10TH__ day of SEPTEMBER, 1999.

/s/ Madaline P. Kelly
Notarial Seal

Madaline P. Kelly, Notary Public
Pittsburgh, Allegheney County
My Commission Expires Feb. 22, 2000

Member, Pennsylvania Association of Notaries